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                                 MED/WASTE, INC.

                   JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE AACT@), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT NTH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS NOTE. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.

$______________                                               January 31, 2000

               FOR VALUE RECEIVED, MED/WASTE, INC., a Delaware corporation ("Company"), with its principal office at 6175 N.W. 153rd Street, Suite 324, Miami Lakes, Florida 33014, promises to pay to the order of ______________________________________________ ("Holder"), the principal amount of ________________________________________ Dollars ($_________) on December 31,
2002 (the AMaturity Date@), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts. Interest shall be payable on the unpaid balance of said principal amount from time to time outstanding at the rate of ten percent (10%) per annum; provided, however, that for the period from and including the date of the occurrence of any Event of Default as set forth in Section 3, to but not including the date such Event of Default is cured or waived, the interest rate shall be increased to fifteen percent (15%) per annum. Interest shall be payable in arrears from the date of issuance or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid, quarterly on April 1, July 1, October 1 and January 2 in each year, commencing the date hereof (each as AInterest Payment Date@). The interest so payable on any Interest Payment Date will be paid to the Holder in whose name this Note is requested at the close of business fifteen (15) days prior to the respective Interest Payment Date (a ARecord Date@). Interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the relevant period.

               If this Note is converted into shares of Common Stock $.001 par value per share of the Company (ACommon Stock@) pursuant to Section 5 below. (a) on or prior to a Record Date, interest shall be paid from the immediately prior Interest Payment Date through the date of conversion

               This Note is issued pursuant to a subscription agreement between the Company and the Holder ("Subscription Agreement") and is secured by a second lien on certain collateral more specifically described in that certain Security Agreement entered into by the Company for the benefit of the Holder, among others ("Security Agreement"), both of which are available for inspection at the Company's principal office. Reference herein to the Subscription Agreement and the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein, subject to the subordination provided below.

               Certain rights and remedies of the Holder are described in the Security Agreement which appoints an independent agent to be selected by the Company in its reasonable discretion prior to the initial closing of the Offering as agent ("Agent") for the Holder thereunder and hereunder to exercise



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the powers delegated to it including, without limitation, powers with respect to the enforceability and collectability of all amounts due hereunder. Reference to the Security Agreement is made for a complete description of the rights, powers and obligations of the Agent, including the Agent's duty to act in certain circumstances at the direction of the "Required Lenders," as such term is defined therein

         1. SUBORDINATION. Notwithstanding anything herein to the contrary, the obligations of the Company created by this Note are subordinate in right of payment to any amounts owing by the Company pursuant to that certain Consolidating, Amended and Restated Loan Agreement dated December 31, 1998 by and between Med/Waste, Inc., its subsidiaries, Union Planters Bank, N.A., BankAtlantic, F.S.B., The Provident Bank and Republic National Bank of Miami creating a $35 million credit facility (the ACredit Facility@). So long as the Credit Facility is not in default and there is no condition, event or act which, with the giving of notice, passage of time or both, would constitute a default, the Company may make regular Interest Payments; provided however no principal payments may be made without the prior consent of the lenders of the Credit Facility. The Company reserves the right to refinance the obligations under the Credit Facility with new lenders in amounts not to exceed the maximum amount permitted under the existing Credit Facility. The Notes without further action on the part of the holders or the Company will be subordinate to such new credit facility.

         2. PREPAYMENT. Notwithstanding anything herein to the contrary, this Note may be prepaid or called by the Company at any time in whole, or in part, without penalty or premium, subject to the subordination in favor of the lenders of the Credit Facility, provided that on the day that the redemption notice is given by the Company to the registered holders (ANotice of Repayment@), the average of the closing bid price per share of the Common Stock wherever the Common Stock then trades, during twenty (20) trading days out of the thirty (30) consecutive trading days ending five (5) trading days prior to the date the redemption notice is sent, is at least two hundred (200%) percent per share of the Conversion Price. Any notice to redeem ("Redemption Notice") must be given to all Registered Holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for redemption ("Redemption Date"). This Note shall be paid (and prepaid, if applicable) only pro rata with certain additional notes of like tenor being issued contemporaneously herewith, subject to each Holder=s conversion rights. The date designated for repayment in the Notice of Payment shall be the APrepayment Date@.

         3.       EVENTS OF DEFAULT.

                  (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

                           (i)      The Company shall fail to pay the principal
of or interest on this Note when due;

                           (ii)     An Event of Default shall occur under the
Credit Facility giving effect to any applicable notice provisions or cure periods set forth in the documents;

                           (iii)    (A) The Company shall commence any
proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection



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with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) the Company shall make a general assignment for the benefit of creditors;

                           (iv)(A)      The commencement of any proceedings or
the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty
(60) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged;

                           (v)      An "Event of Default" (as defined in the
Security Agreement) shall have occurred under the Security Agreement, after giving effect to any applicable notice provisions and cure periods set forth in the Security Agreement;

                           (vi)     The Company shall fail to perform any
obligation of the Company contained in the Subscription Agreement; provided, however, that if such failure is capable of being cured, such failure is not cured within fifteen (15) days after the Company's receipt of written notice of same;

                           (vii)    The Company shall fail to comply with any
of its obligations under this Note, other than payment; provided, such failure is not remedied within thirty (30) days after the Company's receipt of written notice of same;

                           (viii)   The Company shall default with respect to
any indebtedness for borrowed money (other than under this Note) in a principal amount in excess of $200,000 if either (a) the effect of such default is to allow the creditor to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods); or

                           (ix)     Any judgment or judgments against the
Company or any attachment, levy or execution against any of its properties for any amount in excess of $50,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of forty-five (45) days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder, at its option and without any written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from and including the date of the Event of Default to but not including the date of payment at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum interest rate permitted by applicable law.

                  (b) NON-WAIVER AND OTHER REMEDIES. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the



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Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  (c)      COLLECTION COSTS; ATTORNEY'S FEES. In the event this
Note is turned over to an attorney for collection or Holder otherwise seeks advice of an attorney in connection with the exercise of its rights hereunder upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holders option, be added to the principal hereof.

         4. OBLIGATION TO PAY PRINCIPAL AND INTEREST: COVENANTS. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

                  4.1 AFFIRMATIVE COVENANTS. The Company covenants and agrees that, while this Note is outstanding, it shall:

                           (a)      Pay all senior obligations accruing under
the Credit Facility;

                           (b)      Pay and discharge all taxes, assessments and
governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

                           (c)      Preserve its corporate existence and
continue to engage in business of the same general type as conducted as of the date hereof; and

                           (d)      Comply in all respects with all statutes,
laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials, or officers, that are applicable to the Company; except where the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

                  4.2 NEGATIVE COVENANTS. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

                           (a)      Make or forgive any loans to any Insiders or
guarantee or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of the Insiders, contingently or otherwise, other than such guaranties existing as of the date hereof and advancement of expenses in the ordinary course of business. For purposes of this Note, AInsiders shall mean any officer, director or 5% or greater shareholder;

                           (b)      Declare or pay any cash dividends or make
any interest payments in cash to the holders of any of its outstanding equity or debt securities, other than such dividends accruing or payable on the Company=s Series A Preferred Stock;



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                           (c)      Sell, transfer or dispose of any of its
assets other than in the ordinary course of its business and for fair value; or

                           (d)      Purchase, redeem, retire or otherwise
acquire for value any of its capital stock now or hereafter outstanding.

                           (e)      Increase the salary or other compensation or
benefits paid or provided to any officer or director of the Company except to the extent that such increase (a) is commercially reasonable and in accordance with industry standards and (b) is approved by a majority of the non-employee members of the Board of Directors of such Borrower.

         5.       CONVERSION.

         5.1 RIGHT TO CONVERT. Each Holder may at any time and from time to time, commencing thirty (30) days after the original issuance of the Note, convert all or any amount of the principal amount of the Notes then owned by such Holder into shares of Common Stock of the Company at a conversion price per share of Common Stock equal to $.543 per share (the AConversion Price@). Notwithstanding the giving by the Company of Notice of Repayment, the Holder may exercise the Holder's conversion rights set forth in this Section 5 at any time up to one (1) business day prior to the Repayment Date.

                  5.2 MECHANICS AND EFFECT OF CONVERSION INTEREST. In order to convert the unpaid principal amount hereof into shares of Common Stock, the Holder shall surrender this Note, with the form of Conversion Notice annexed to this Note completed and executed, to the Company at its principal executive office. The Company shall, as soon as practicable, but not later than five (5) business days after the date of receipt of this Note, issue and deliver to a location in the United States designated by the Holder (a) a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid; and (b) a check payable to the order of the Holder in the amount of interest accrued through the Conversion Date on the principal amount so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which the written notice is received by the Company in accordance herewith ("Conversion Date"), and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such Conversion Date.

                  5.3 ISSUANCE OF COMMON STOCK. All Common Stock which may be issued upon conversion of the Note will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Notes are outstanding, the Company shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Notes, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Notes at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased or increased, the number of shares of Common Stock authorized and reserved for issuance by the Company upon the conversion of the Notes shall be proportionately increased or decreased, as the case may be.

                  5.4      ADJUSTMENTS.


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                           (a)      If the outstanding shares of the Company's
Common Stock shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend, be proportionately reduced. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or reverse-split shall, simultaneously with the effectiveness of such combination or reverse-split, be proportionately increased. When any adjustment is required to be made in the Conversion Price, the number of shares of Common Stock purchasable upon the conversion of this Note shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the conversion of this
Note immediately prior to such adjustment, multiplied by the Conversion Price in effect immediately prior to such adjustment, by (ii) the Conversion Price in effect immediately after such adjustment.

                           (b)      If there shall occur any capital
reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection (a) above), or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification or liquidating distribution, lawful provision shall be made so that the Holder of this Note shall have the right thereafter to receive upon the conversion hereof (to the extent, if any, still convertible) the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification or liquidating distribution, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the conversion of this Note. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the fights and interests thereafter of the Holder of this Note such that the provisions set forth in this Section 5.4 (including provisions with respect to adjustment of the Conversion Price) shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Note.

                           (c)      No adjustment in the per share Conversion
Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 5.4, to the contrary notwithstanding, the Company shall be entitled to make such reductions in the per share Conversion Price, in addition to those required by this Section 5.4, as in its discretion it shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                           (d)      Upon the happening of any event requiring an
adjustment of the Conversion Price hereunder, the Company shall forthwith give written notice thereto to the Holder of this Note stating the adjusted Conversion Price and the adjusted number of shares purchasable upon the conversion hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


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                  5.5      FRACTIONAL SHARES. The Company shall not be required
to issue fractions of shares of Common Stock upon conversion. If any fractions of a share would, but for this Section 5.5, be issuable upon any conversion, in lieu of such fractional share the Company shall round up or down to the nearest whole number of shares, with a fraction of 2 being rounded up.

         6. REGISTRATION RIGHTS. The Holder shall have certain registration rights with respect to the Common Stock issuable upon conversion of the Note (ARegistrable Securities@) as hereinafter provided:

                  6.1 The Company agrees, at its sole cost and expense, to file a registration statement on the appropriate form under the Securities Act of 1933 (the A1933 Act@) with the Securities and Exchange Commission ("SEC") covering all of the shares Stock issuable upon conversion of the Note and such additional shares of Common Stock that may be issued pursuant to the anti-dilution rights contained in the Note within sixty (60) days following the Company=s eligibility to utilize Form S-3 for the registration of its securities. The Company will use its best efforts to have such registration statement declared effective as soon as possible thereafter. Notwithstanding anything to the contrary contained herein, if such registration statement shall not filed within such period, then the Conversion Price shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the conversion of the Note shall increase) by the percentage resulting from multiplying three (3%) percent by the number of months, or any part thereof, beyond said period until the initial registration statement is filed.

                  6.2 If, at any time after six (6) months following the date of the Final Closing, the Company shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, the Company, shall give written notice to each Holder thereof prior to such filing.

                  6.3 Within fifteen (15) days after such notice from the Company each Holder shall give written notice to the Company whether or not the Holder desires to have all of the Holder's Common Stock included in the registration statement. If a Holder fails to give such notice within such period, such Holder shall not have the right to have such Holder's Registrable Securities registered pursuant to such registration statement. If a Holder gives such notice, then the Company shall include such Holder's Registrable Securities in the registration statement at the Company=s sole cost and expense, subject to the remaining terms of this Paragraph 6.

                  6.4 If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of, Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Holders shall enter into such agreements as may be reasonably required by the underwriters and the Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

                  6.5 The Holders shall have two (2) opportunities to have the Registrable Securities registered under this Paragraph 6.


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                  6.6      The Holder shall furnish in writing to the Company
such information as the Company shall reasonably require in connection with a registration statement.

                  6.7 If and whenever the Company is required by the provisions of this Paragraph 6 to use its best efforts to register any Registrable Securities under the 1933 Act, the Company shall, as expeditiously as possible under the circumstances:

                           (a)      Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

                           (b)      Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall Med/Waste, Inc. be required to do so for a period of more than one (1) year following the effective date of the registration statement.

                           (c)      Furnish to the sellers participating in the
offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

                           (d)      Use its best efforts to register or qualify
the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                           (e)      Upon request, deliver promptly to counsel of
each seller participating in the offering copies of all correspondence between the SEC and Med/Waste, Inc., its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with Med/Waste, Inc.'s business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Paragraph G confidential.

                           (f)      Pay all registration expenses incurred in
connection with a registration of Registrable Securities, whether or not such registration statement shall become effective provided that each seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,



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(ii) all fees and expenses of complying with state securities or blue sky laws
(including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company=s independent public accountants.

         7. ISSUE OF NOTES. This Note is one of a duly authorized issue of notes of the Company, designated the Junior Secured Convertible Notes is limited in aggregate principal amount of $4,000,000. The Notes have been offered and sold pursuant to the Company=s Confidential Private Placement Memorandum dated December 15, 1999. The obligations under this Note shall rank equally with all other Notes of the same designation.

         8. REQUIRED CONSENT. The Company may not modify any of the terms of this Note except in accordance with the provisions of Section 8.

                  8.1 A meeting of Holders of the Notes may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes to be made, given or taken by Holders of Notes or to modify, amend or supplement the terms of the Notes as hereinafter provided. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided for in the terms of the Notes, not less than ten (10) nor more than sixty (60) days prior to the date fixed for the meeting. Such meetings may be called at any time for any such purpose by the Company or by the Holders of at least twenty-five (25%) percent in the aggregate principal amount of the outstanding Notes. Upon receipt of any such request from Holders, the Company shall call such meeting for such purposes by giving notice thereof.

               To be entitled to vote at any meeting of Holders of Notes, a person shall be a registered Holder of outstanding Notes or a person duly appointed by an instrument in writing as proxy for such a Holder. The persons entitled to vote more than fifty (50%) percent in principal amount of the outstanding Notes shall constitute a quorum. The Company may make such reasonable and customary regulations as it shall deem advisable for any meeting of Holders of Notes with respect to the appointment of proxies in respect of Holders of Notes, the record date for determining the registered owners of Notes who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than fifteen (15) nor more than sixty (60) days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

               At any meeting of Holders of Notes duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than sixty-six and two-thirds (66b%) percent in aggregate principal amount of outstanding Notes, or with the written consent of the Registered Holders of not less than sixty-six and two-thirds (66b%) percent in aggregate principal amount of outstanding Notes, the Company may modify, amend or supplement the terms of the Notes in any way, and the Holders of Notes may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the terms of the Notes to be made, given or taken by Holders of Notes; provided, however, that no such action may, without the consent of Holders of Notes owning eighty (80%) percent or more in the aggregate principal amount of outstanding



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Notes affected thereby, (a) change the due date for the payment of the principal of or any installment of interest on any Note, (b) reduce the principal amount of any Note, the portion of such principal amount which is payable upon acceleration of the maturity of such Note or the interest rate thereon, (c) change the coin or currency in which or the required places at which payment with respect to interest or principal in respect of Notes is payable, or (d) reduce the proportion of the principal amount of Notes, the vote or consent of the Holders of which is necessary to modify, amend or supplement the terms and conditions of the Notes or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other' action provided hereby or thereby to be made, taken or given.

               Any instrument given by or on behalf of any Holder of a Note in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note or any Note issued directly or indirectly in exchange or substitution therefor or in lieu thereof Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all Holders of Notes, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Notes. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Notes shall be given to each registered Holder of Notes affected thereby, in all cases as provided herein.

               Notes executed and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action shall bear a notation in the form reasonably approved by the Company as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Notes modified to conform to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Company and executed and delivered in exchange for outstanding Notes.

                  8.2 LOST DOCUMENTS. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

                  8.3 BENEFIT. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

                  8.4 NOTICES AND ADDRESSES. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by overnight courier service or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

          To Holder:                   To Holder's address listed on
                                       the Subscription Agreement

          To the Company:              Med/Waste, Inc.
                                       6175 N.W. 153rd Street, Suite 324
                                       Miami Lakes, Florida 33014
                                       Attn: Carlos Campos, President

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery in person, one (1) business day if delivered by overnight courier or three (3) business days after mailing.

                  8.5 GOVERNING LAW. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal law of the State of Florida.

                  8.6 JURISDICTION AND VENUE. The Company (a) agrees that any suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the Eleventh Judicial Circuit Court in and for Miami-Dade County, Florida or in the United States District Court for the Southern District of Florida; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (c) irrevocably consents to the jurisdiction of the Eleventh Judicial Circuit Court in and for Miami-Dade County, Florida, and the United States District Court for the Southern District of Florida in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Eleventh Judicial Circuit Court in and for Miami-Dade County, Florida, or in the United States District Court for the Southern District of Florida.

                  8.7 SECTION HEADINGS. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

                  8.8 SURVIVAL OF AGREEMENTS. The agreements contained herein shall survive the delivery of this Note.

               IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                 MED/WASTE, INC.

                                 By:/s/ CARLOS CAMPOS
                                    -------------------------------------------
                                        Carlos Campos
                                         President and Chief Executive Officer

                              NOTICE OF CONVERSION

            (To Be Completed and Signed Only Upon Conversion of Note)

              TO:    MED/WASTE, INC.
                     6175 N.W. 153rd Street
                     Suite 324
                     Miami Lakes, Florida 33014
                     Attn: Carlos Campos, President

              The undersigned, the Holder of the attached Note, hereby surrenders such Note for conversion of $_________ in principal amount thereof at the Conversion Price in effect upon your receipt of the foregoing Note into shares of the Common Stock of MED/WASTE, INC. and requests that a certificate for such shares be issued to the undersigned Holder at the address indicated below.

              The undersigned hereby confirms to Med/Waste, Inc. the truth and accuracy of the representations and warranties made by the undersigned in the Subscription Agreement and accepted by the Company, as if such representations and warranties were made on the date hereof.

Dated:
       --------------------------                ------------------------------
                                                 Name of Entity, if any

                                                 ------------------------------
                                                 Signature*

                                                 ------------------------------
                                                 Title, if applicable

                                                 ------------------------------
                                                 Print Name

                                                 ------------------------------
                                                 Address

                                                 ------------------------------

                                                 ------------------------------

---------------------------
* Must conform in all respects to name of Holder as specified on the face of the Note.

                                   ASSIGNMENT

    (To be executed by the Holder to Effect a Transfer of the Attached Note)

         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ________________________________________________, with an address of ______________________________________________________________________, all
right, title and interest of the undersigned in the attached Note of Med/Waste, Inc. ("Company") and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:
       --------------------------                ------------------------------
                                                 Name of Entity, if any

                                                 ------------------------------
                                                 Signature*

                                                 ------------------------------
                                                 Title, if applicable

                                                 ------------------------------
                                                 Print Name

                                                 ------------------------------

---------------------------

* Must conform in all respects to name of Holder as specified on the face of the Note.

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR ANY STATE SECURITIES LAWS AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.